THE GRIFFIN FUNDS, INC.

                            ARTICLES OF SUPPLEMENTARY

                   RECLASSIFICATION OF UNISSUED STOCK BY BOARD

     The Griffin Funds, Inc., a Maryland corporation having its principal office in Maryland at c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to authority vested in the Corporation by Article Sixth of the Articles of Incorporation of the Corporation, the Corporation has established conversion rights of the unissued Class B shares of (i) the "U.S. Government Income Series," (ii) the "Municipal Bond Series," (iii) the California Tax-Free Series," (iv) the "Bond Series," and (v) the "Growth & Income Series." The Class B Shares of each Series shall be convertible into Class A Shares of the same Series on such basis and at such time as may be determined by agreement between the Corporation and holders of the Class B Shares. The preferences and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemptions of shares of such Series have not been changed.

     IN WITNESS WHEREOF, The Griffin Funds, Inc. has caused these presents to be signed in its name and on its behalf by its Senior Vice President and witnessed by its Assistant Secretary on the 8th day of October, 1993.


WITNESS:                               THE GRIFFIN FUNDS, INC.


/s/ Herbert L. Botts                  By: /s/ Richie D. Rowsey
Herbert L. Botts, Asst. Sec.              Richie D. Rowsey, Senior
                                          Vice President


     THE UNDERSIGNED, Senior Vice President of The Griffin Funds, Inc., who executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                            /s/ Richie D. Rowsey
                                            Richie D. Rowsey, Senior
                                            Vice President